Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 2020 (May 6, 2020 as to the convenience translation described in note 2.5), relating to the financial statements of Dada Nexus Limited, appearing in the Registration Statement on Form F-1 (File No. 333-238193) and related prospectus, filed with the Securities and Exchange Commission.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

October 16, 2020